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                                                                    Exhibit 99.1

[PolyOne Logo]

                                                                    NEWS RELEASE

             POLYONE ACQUIRES NORTH AMERICAN BUSINESS OF RESINDIRECT

CLEVELAND, January 12, 2004 - PolyOne Corporation (NYSE: POL), a leading global polymer services company, announced today that it has completed its acquisition of the North American distribution business of ResinDirect LLC, a wholly owned subsidiary of Louis Dreyfus Energy Services L.P. Terms of the transaction were not disclosed.

ResinDirect is a worldwide procurement, distribution and marketing company dealing in the purchase and sale of prime commodity plastic resins. In North America, ResinDirect distributes approximately 60 million pounds of commodity plastic resins annually.

ResinDirect's North American distribution business will be integrated into PolyOne's Distribution business, a leading North American supplier of engineered and commodity plastic resins of more than a dozen major chemical companies. PolyOne Distribution has six customer service centers; more than 30 stocking locations, including 10 repackaging plants; and a state-of-the-art Design Center in Suwanee, Georgia. In 2003 PolyOne Distribution had sales that exceeded $500 million.

"The acquisition of ResinDirect substantially enhances PolyOne's commodity resin market position," said Michael L. Rademacher, vice president and general manager of PolyOne Distribution. "ResinDirect's customers also will benefit because we will provide them with an expanded product offering."

PolyOne will continue to operate ResinDirect's customer service office in Davidson, North Carolina.


ABOUT POLYONE
PolyOne Corporation, with 2002 revenues of $2.5 billion, is an international polymer services company with operations in thermoplastic compounds, specialty resins, specialty polymer formulations, engineered films, color and additive systems, elastomer compounding and thermoplastic resin distribution. Headquartered in Avon Lake, Ohio, PolyOne has employees at manufacturing sites in North America, Europe, Asia and Australia, and joint ventures in North America, South America, Europe and Asia. Information on the Company's products and services can be found at www.polyone.com.

PolyOne Media & Investor Contact:           Dennis Cocco
                                            Vice President, Investor Relations
                                            & Communications
                                            440.930.1538

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FORWARD-LOOKING STATEMENTS
--------------------------
In this press release, statements that are not reported financial results or other historical information are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management's expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historic or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe" and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. In particular, these include statements relating to future actions; prospective changes in raw material costs, product pricing or product demand; future performance or results of current and anticipated market conditions and market strategies; sales efforts; expenses; the outcome of contingencies such as legal proceedings; and financial results. Factors that could cause actual results to differ materially include, but are not limited to: (1) an inability to achieve or delays in achieving or achievement of less than the anticipated financial benefit from the initiatives related to restructuring programs including cost reduction and employee productivity goals; (2) a delay or inability to achieve targeted debt level reductions through divestitures or other means; (3) the effect on foreign operations of currency fluctuations, tariffs, nationalization, exchange controls, limitations on foreign investment in local businesses and other political, economic and regulatory risks; (4) changes in U.S., regional or world polymer and/or rubber consumption growth rates affecting the Company's markets;
(5) changes in global industry capacity or in the rate at which anticipated changes in industry capacity come online in the polyvinyl chloride (PVC), chlor-alkali, vinyl chloride monomer (VCM) or other industries in which the Company participates; (6) fluctuations in raw material prices, quality and supply and in energy prices and supply, in particular fluctuations outside the normal range of industry cycles; (7) production outages or material costs associated with scheduled or unscheduled maintenance programs; (8) costs or difficulties and delays related to the operation of joint venture entities; (9) lack of day-to-day operating control, including procurement of raw materials, of equity or joint venture affiliates; (10) partial control over investment decisions and dividend distribution policy of the OxyVinyls partnership and other minority equity holdings of the Company; (11) an inability to launch new products and/or services within the Company's various businesses; (12) the possibility of goodwill impairment; (13) an inability to maintain any required licenses or permits; (14) an inability to comply with any environmental laws and regulations; (15) an inability or delay in finding buyers of non-core assets for reasonable and acceptable terms; (16) an inability to access the receivables sale facility as a result of breaching covenants; (17) any poor performance of our pension plan assets and any obligation on our part to fund our pension plan; and (18) any or a delay or inability to bring the North American colors and performance additives and the engineered materials product platforms to profitability.

We cannot guarantee that any forward-looking statement will be realized, although we believe we have been prudent in our plans and assumptions. Achievement of future results is subject to risks, uncertainties and inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from those anticipated, estimated or projected. Investors should bear this in mind as they consider forward-looking statements.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our Form 10-Q, 8-K and 10-K reports to the Securities and Exchange Commission. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties. (Ref. #10203)


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